Exhibit 99.1

Devon Energy Corporation
333 West Sheridan Avenue
Oklahoma City, OK 73102-5015

News Release

Investor Contacts	Scott Coody Shea Snyder	405 552 4735 405 552 4782

Media Contact	Chip Minty	405 228 8647

Devon Energy Announces First-Quarter 2013 Results

•	Total production exceeds company guidance

•	Permian Basin drives 23 percent year-over-year growth in U.S. oil production

•	Positive well results in emerging oil plays

•	Pre-tax cash costs per unit of production decline 4 percent sequentially

•	Oil and natural gas hedges added for 2013 and 2014

•	Financial strength and liquidity remain in excellent condition

OKLAHOMA CITY – May 1, 2013 – Devon Energy Corporation (NYSE:DVN) today reported a net loss of $1.3 billion or $3.34 per common share ($3.34 per diluted share) for the quarter ended March 31, 2013. The quarterly loss was attributable to a $1.9 billion non-cash asset impairment charge primarily related to lower oil and natural gas liquids pricing. Adjusting for this non-cash charge and other items securities analysts typically exclude from their published estimates, the company earned $270 million or $0.66 per diluted share in the first quarter of 2013.

Strong Oil Growth Driven by U.S. Operations

Devon continued to deliver strong oil production growth in the first quarter of 2013. Companywide oil production averaged 162,000 barrels per day, a 14 percent increase compared to the first quarter of 2012 and an 8 percent increase over the fourth quarter of 2012. Driven by the Permian Basin, the most significant growth came from the company’s U.S. operations, where oil production increased 23 percent year over year.

Total production of oil, natural gas and natural gas liquids increased to an average of 687,000 oil-equivalent barrels (Boe) per day in the first quarter. This exceeded the top end of the company’s guidance by 2,000 barrels per day. First-quarter production benefited from better-than-expected results across several core development assets, including Jackfish and Cana-Woodford.

“Our continued focus on oil production growth is successfully transitioning Devon’s production mix to a higher oil weighting, as evidenced by our first-quarter results. Oil and liquids production, our highest margin products, now account for 41 percent of our total production,” said John Richels, president and chief executive officer. “Driven by our success in the Permian, we are on track to grow our U.S. oil production by almost 40 percent in 2013.”

First-Quarter Operating Highlights

•	Permian Basin oil production increased 24 percent over the first quarter of 2012. Oil accounted for 60 percent of the company’s 68,000 Boe per day produced in the Permian Basin during the quarter.

•	In the Bone Spring oil play, the company added 20 new wells to production in the first quarter of 2013. Initial 30-day production from these wells averaged 590 Boe per day.

•

Net production from Devon’s Jackfish 1 and Jackfish 2 oil sands projects averaged a record 54,000 barrels of oil per day in the first quarter of 2013. Compared to the first quarter of 2012, this represents an 18 percent increase in production.

•	Construction of Devon’s third Jackfish oil sands project is now approximately 60 percent complete, with startup expected by year-end 2014.

•

In the Mississippian trend located in Oklahoma, the company brought 24 operated wells online in the first quarter. Overall results in this emerging oil play continue to support target economics. Several recent wells with seven- to 30-day initial production rates have averaged from 600 to more than 1,000 barrels of oil per day. These wells also have significant volumes of liquids-rich gas.

•

The company’s oil exploration program in the Rocky Mountains delivered encouraging results in the first quarter. This activity was highlighted by results in the Powder River Basin where Devon commenced production on five wells targeting the Parkman, Turner and Frontier formations. Initial 30-day production from the five wells averaged 540 Boe per day, including 500 barrels of oil per day.

•

In the Granite Wash, the company initiated production on two operated Hogshooter wells in the first quarter. The average 30-day production rate from these two wells was 1,250 Boe per day, including 1,100 barrels per day of oil and liquids.

•

First-quarter production from the company’s Cana-Woodford Shale averaged a record 340 million cubic feet of natural gas equivalent per day. Liquids production now accounts for 41 percent of total Cana-Woodford production and was 78 percent higher than the prior-year quarter.

•

Net production in the Barnett Shale averaged 1.4 billion cubic feet of natural gas equivalent per day during the first quarter. Liquids production increased 5 percent year over year to 55,000 barrels per day.

Operating Costs Beat Expectations

In aggregate, the company’s pre-tax cash costs of $898 million, or $14.54 per Boe, were lower than forecasted in the first quarter. Pre-tax cash costs per unit of production were 5 percent higher than the first quarter of 2012 but 4 percent lower than the fourth quarter of 2012. Devon’s cost management efforts and efficient operations offset the impact of high activity levels in oil-focused basins. In general, oil projects are higher margin, but more expensive to develop and have higher operating costs than gas wells.

Midstream Profit Rises; Hedging Position Strengthened

Devon’s marketing and midstream operating profit reached $125 million in the first quarter of 2013. This result exceeded the company’s guidance and represents a 12 percent increase compared with the first quarter of 2012. The increase in operating profit was attributable to higher natural gas prices and strong cost management.

The recent rise in natural gas pricing has provided Devon the opportunity to increase its natural gas hedging position. For the remaining three quarters of 2013, the company has protected 1.7 billion cubic feet per day, representing approximately 75 percent of its expected natural gas production. Of this total, 1.0 billion cubic feet per day is swapped at a weighted average price of $4.09 per thousand cubic feet. The remaining 0.7 billion cubic feet per day utilize costless collars with a weighted average ceiling of $4.19 per thousand cubic feet and a floor of $3.55 per thousand cubic feet. In 2014, Devon now has 900 million cubic feet per day of production locked in at a weighted average floor price of $4.34.

The company also increased its oil hedging position for 2013. For the balance of the year, Devon has entered into contracts to hedge 135,000 barrels per day of oil production. Of this total, 70,000 barrels per day are swapped at a weighted average price of $100 per barrel. The remaining 65,000 barrels per day utilize costless collars with a weighted average ceiling of $112 per barrel and a floor of $90.

The recent improvement in Canadian heavy oil differentials has provided Devon the opportunity to add attractive regional basis swaps. For the remainder of 2013, the company has 35,000 barrels per day of Canadian heavy oil secured at a $22 per-barrel differential to the West Texas Intermediate oil index.

Balance Sheet and Liquidity Remain Strong

Devon generated cash flow before balance sheet changes of $1.2 billion in the first quarter of 2013. At March 31, 2013, the company’s cash and short-term investments totaled $6.5 billion, and its net debt to adjusted capitalization was 22 percent.

Impairment Charge Methodology

On a quarterly basis, the carrying value of Devon’s oil and natural gas assets are subject to a “ceiling test.” Under the full-cost method of accounting, the net book value of the company’s oil and gas properties, less related deferred income taxes, may not exceed a calculated ceiling. The ceiling is the estimated future net cash flow from proved oil and gas properties, discounted at 10 percent per year. Any excess is written off as a non-cash expense and may not be reversed in future periods, even though higher oil and gas prices may subsequently increase the ceiling. Future net cash flows are calculated assuming continuation of prices and costs in effect at the time of the calculation, except for changes that are fixed and determinable by existing contracts. Trailing 12-month average prices at the end of each quarter are used in the future net cash flow calculation. Impairment charges have no impact on cash flow or cash balances and are not reflective of the fair value of oil and natural gas assets.

Non-GAAP Reconciliations

Pursuant to regulatory disclosure requirements, Devon is required to reconcile non-GAAP financial measures to the related GAAP information (GAAP refers to generally accepted accounting principles). Adjusted earnings, cash flow before balance sheet changes, net debt, and adjusted capitalization are non-GAAP financial measures referenced within this release. Reconciliations of these non-GAAP measures are provided beginning on page 11.

Conference Call to be Webcast Today

Devon will discuss its first-quarter 2013 financial and operating results in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time) and may be accessed from Devon’s home page at www.devonenergy.com.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (SEC). Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; the extent to which we are successful in acquiring and discovering additional reserves; unforeseen changes in the rate of production from our oil and gas properties; uncertainties in future exploration and drilling results; uncertainties inherent in estimating the cost of drilling and completing wells; drilling risks; competition for leases, materials, people and capital; midstream capacity constraints and potential interruptions in production; risk related to our hedging activities; environmental risks; political or regulatory changes; and our limited control over third parties who operate our oil and gas properties. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by Devon on its website or otherwise. Devon does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms, and price and cost sensitivities for such reserves, and prohibits disclosure of resources that do not constitute such reserves. This release may contain certain terms, such as resource potential and exploration target size. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K, available from us at Devon Energy Corporation, Attn. Investor Relations, 333 West Sheridan Avenue, Oklahoma City, OK 73102-5015. You can also obtain this form from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration and production. Devon is a leading U.S.-based independent oil and gas producer and is included in the S&P 500 Index. For more information about Devon, please visit our website at www.devonenergy.com.

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION (net of royalties)

	Quarter Ended
	March 31,
Total Period Production:	2013	2012
Natural Gas (Bcf)
United States	177.2	188.5
Canada	41.0	50.7

Total Natural Gas	218.2	239.2

Oil / Bitumen (MMBbls)
United States	6.1	5.0
Canada	8.5	7.9

Total Oil / Bitumen	14.6	12.9

Natural Gas Liquids (MMBbls)
United States	9.9	9.3
Canada	0.9	1.0

Total Natural Gas Liquids	10.8	10.3

Oil Equivalent (MMBoe)
United States	45.5	45.7
Canada	16.3	17.4

Total Oil Equivalent	61.8	63.1

	Quarter Ended
	March 31,
Average Daily Production:	2013	2012
Natural Gas (MMcf)
United States	1,968.9	2,071.8
Canada	455.1	556.4

Total Natural Gas	2,424.0	2,628.2

Oil / Bitumen (MBbls)
United States	67.5	54.7
Canada	94.8	87.3

Total Oil / Bitumen	162.3	142.0

Natural Gas Liquids (MBbls)
United States	110.4	102.1
Canada	10.1	11.4

Total Natural Gas Liquids	120.5	113.5

Oil Equivalent (MBoe)
United States	506.1	502.2
Canada	180.8	191.4

Total Oil Equivalent	686.9	693.6

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

BENCHMARK PRICES

(average prices)

	Quarter Ended
	March 31,
	2013	2012
Natural Gas ($/Mcf) – Henry Hub	$3.34	$2.72
Oil ($/Bbl) – West Texas Intermediate (Cushing)	$94.45	$102.87

REALIZED PRICES

	Quarter Ended March 31, 2013
	Oil / Bitumen	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)
United States	$87.45	$2.81	$26.28	$28.32
Canada	$40.68	$3.02	$47.33	$31.59

Realized price without hedges	$60.13	$2.85	$28.04	$29.18
Cash settlements	$2.19	$0.24	$0.13	$1.39

Realized price, including cash settlements	$62.32	$3.09	$28.17	$30.57

	Quarter Ended March 31, 2012
	Oil / Bitumen	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)
United States	$99.35	$2.28	$33.37	$27.03
Canada	$62.29	$2.54	$54.18	$39.00

Realized price without hedges	$76.58	$2.34	$35.46	$30.33
Cash settlements	$(0.44)	$0.68	$0.03	$2.50

Realized price, including cash settlements	$76.14	$3.02	$35.49	$32.83

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

	Quarter Ended
	March 31,
	2013	2012
Revenues:
Oil, gas and NGL sales	$1,804	$1,915
Oil, gas and NGL derivatives	(320)	145
Marketing and midstream revenues	488	437

Total revenues	1,972	2,497

Expenses and other, net:
Lease operating expenses	525	514
Marketing and midstream operating costs and expenses	363	325
Depreciation, depletion and amortization	704	680
General and administrative expenses	150	168
Taxes other than income taxes	113	102
Interest expense	110	87
Restructuring costs	38	—
Asset impairments	1,913	—
Other, net	18	10

Total expenses and other, net	3,934	1,886

Earnings (loss) from continuing operations before income taxes	(1,962)	611
Current income tax expense	—	18
Deferred income tax expense (benefit)	(623)	179

Earnings (loss) from continuing operations	(1,339)	414
Loss from discontinued operations, net of tax	—	(21)

Net earnings (loss)	$(1,339)	$393

Basic net earnings (loss) per share:
Basic earnings (loss) from continuing operations per share	$(3.34)	$1.03
Basic loss from discontinued operations per share	—	(0.06)

Basic net earnings (loss) per share	$(3.34)	$0.97

Diluted net earnings (loss) per share:
Diluted earnings (loss) from continuing operations per share	$(3.34)	$1.03
Diluted loss from discontinued operations per share	—	(0.06)

Diluted net earnings (loss) per share	$(3.34)	$0.97

Weighted average common shares outstanding:
Basic	406	404
Diluted	406	405

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Quarter Ended
	March 31,
	2013	2012
Cash flows from operating activities:
Net earnings (loss)	$(1,339)	$393
Loss from discontinued operations, net of tax	—	21
Adjustments to reconcile earnings from continuing operations to net cash from operating activities:
Depreciation, depletion and amortization	704	680
Asset impairments	1,913	—
Deferred income tax expense (benefit)	(623)	179
Unrealized change in fair value of financial instruments	419	22
Other noncash charges	83	54

Net cash from operating activities before balance sheet changes	1,157	1,349
Net increase in working capital	(158)	(321)
Increase in long-term other assets	(6)	(12)
Increase (decrease) in long-term other liabilities	9	(16)

Cash from operating activities—continuing operations	1,002	1,000
Cash from operating activities—discontinued operations	—	26

Net cash from operating activities	1,002	1,026

Cash flows from investing activities:
Capital expenditures	(1,926)	(2,088)
Proceeds from property and equipment divestitures	29	—
Purchases of short-term investments	(871)	(827)
Redemptions of short-term investments	1,988	1,048
Other	(2)	(1)

Cash from investing activities—continuing operations	(782)	(1,868)
Cash from investing activities—discontinued operations	—	58

Net cash from investing activities	(782)	(1,810)

Cash flows from financing activities:
Net short-term borrowings	508	357
Credit facility borrowings	—	750
Proceeds from stock option exercises	—	20
Dividends paid on common stock	(81)	(80)
Excess tax benefits related to share-based compensation	3	1

Net cash from financing activities	430	1,048

Effect of exchange rate changes on cash	(12)	9

Net change in cash and cash equivalents	638	273
Cash and cash equivalents at beginning of period	4,637	5,555

Cash and cash equivalents at end of period	$5,275	$5,828

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED BALANCE SHEETS

(in millions)

	March 31,	December 31,
	2013	2012
Current assets:
Cash and cash equivalents	$5,275	$4,637
Short-term investments	1,226	2,343
Accounts receivable	1,369	1,245
Other current assets	533	746

Total current assets	8,403	8,971

Property and equipment, at cost:
Oil and gas, based on full cost accounting:
Subject to amortization	70,431	69,410
Not subject to amortization	3,426	3,308

Total oil and gas	73,857	72,718
Other	5,792	5,630

Total property and equipment, at cost	79,649	78,348
Less accumulated depreciation, depletion and amortization	(53,267)	(51,032)

Property and equipment, net	26,382	27,316

Goodwill	6,017	6,079
Other long-term assets	780	960

Total assets	$41,582	$43,326

Current liabilities:
Accounts payable	$1,409	$1,451
Revenues and royalties payable	753	750
Short-term debt	4,197	3,189
Other current liabilities	441	613

Total current liabilities	6,800	6,003

Long-term debt	7,955	8,455
Asset retirement obligations	2,092	1,996
Other long-term liabilities	873	901
Deferred income taxes	4,154	4,693
Stockholders’ equity:
Common stock	41	41
Additional paid-in capital	3,717	3,688
Retained earnings	14,358	15,778
Accumulated other comprehensive earnings	1,592	1,771

Total stockholders’ equity	19,708	21,278

Total liabilities and stockholders’ equity	$41,582	$43,326

Common shares outstanding	406	406

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

COMPANY OPERATED RIGS

	As of March 31,
	2013	2012
Number of Company Operated Rigs Running:
United States	74	67
Canada	21	3

Total	95	70

KEY OPERATING STATISTICS BY REGION

	Quarter Ended March 31, 2013
	Avg. Production	Operated Rigs at	Gross Wells
	(MBOED)	March 31, 2013	Drilled
Barnett Shale	231.1	8	53
Canadian Oilsands—Jackfish / Pike	54.3	8	17
Cana-Woodford Shale	56.7	14	33
Granite Wash	16.2	4	12
Gulf Coast / East Texas	55.5	—	9
Lloydminster	30.2	3	49
Mississippian	3.1	14	34
Permian Basin	67.6	29	81
Rocky Mountains	54.3	5	10
Other	117.9	10	24

Total	686.9	95	322

CAPITAL EXPENDITURES

(in millions)

	Quarter Ended March 31, 2013
	United States	Canada	Total
Exploration	$140	81	$221
Development	928	355	1,283

Exploration and development capital	$1,068	436	$1,504
Capitalized G&A			99
Capitalized interest			9
Midstream capital			215
Other capital			11

Total Operations			$1,838

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

NON-GAAP FINANCIAL MEASURES

The United States Securities and Exchange Commission has adopted disclosure requirements for public companies such as Devon concerning Non-GAAP financial measures. (GAAP refers to generally accepted accounting principles). The company must reconcile the Non-GAAP financial measure to related GAAP information. Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the company’s financial results. The following tables summarize the effects of these items on first-quarter 2013 earnings.

RECONCILIATION TO GAAP INFORMATION

(in millions)

	Quarter Ended March 31, 2013
	Before-Tax	After-Tax
Net earnings (GAAP)		$(1,339)
Asset impairments	1,913	1,308
Oil, gas and NGL derivatives	406	269
Restructuring costs	38	24
Interest rate and other financial instruments	13	8

Adjusted earnings (Non-GAAP)		$270

Diluted share count		407
Adjusted diluted earnings per share (Non-GAAP)		$0.66

Cash flow before balance sheet changes is a Non-GAAP financial measure. Devon believes cash flow before balance sheet changes is relevant because it is a measure of cash available to fund the company’s capital expenditures, dividends and to service its debt. Cash flow before balance sheet changes is also used by certain securities analysts as a measure of Devon’s financial results.

RECONCILIATION TO GAAP INFORMATION

(in millions)

	Quarter Ended March 31,
	2013	2012
Net Cash Provided By Operating Activities (GAAP)	$1,002	$1,000
Changes in assets and liabilities	155	349

Cash flow before balance sheet changes (Non-GAAP)	$1,157	$1,349

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

NON-GAAP FINANCIAL MEASURES

Devon believes that using net debt for the calculation of “net debt to adjusted capitalization” provides a better measure than using debt. Devon defines net debt as debt less cash, cash equivalents and short-term investments. Devon believes that netting these sources of cash against debt provides a clearer picture of the future demands on cash to repay debt.

RECONCILIATION TO GAAP INFORMATION

(in millions)

	March 31,
	2013	2012
Total debt (GAAP)	$12,152	$10,839
Adjustments:
Cash and short-term investments	6,501	7,110

Net debt (Non-GAAP)	$5,651	$3,729

Total debt	$12,152	$10,839
Stockholders’ equity	19,708	21,956

Total capitalization (GAAP)	$31,860	$32,795

Net debt	$5,651	$3,729
Stockholders’ equity	19,708	21,956

Adjusted capitalization (Non-GAAP)	$25,359	$25,685